EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 26, 2000, incorporated by reference in Mississippi Chemical Corporation's Annual Report on Form 10-K for the year ended June 30, 2000, and to all references to our Firm included in this Registration Statement on Form S-8.

/s/  ARTHUR ANDERSEN LLP
Arthur Andersen LLP

Jackson, Mississippi
March 8, 2001